                                                                  EXHIBIT 10.11d


 Confidential material appearing in this document has been omitted and filed separately with the Securities and Exchange Commission in accordance with Rule 24b-2, promulgated under the Securities Exchange Act of 1934, as amended. Omitted information has been replaced with asterisks.


                     LEASE AGREEMENT FOR A GAMMA KNIFE UNIT

     THIS AGREEMENT FOR A GAMMA KNIFE UNIT, (hereinafter, referred to as the "Agreement") is entered into between AMERICAN SHARED HOSPITAL SERVICES, a California corporation, (hereinafter referred to as "ASHS"), and THE REGENTS OF THE UNIVERSITY OF CALIFORNIA (hereinafter referred to as "University").

                                R E C I T A L S

     WHEREAS, University wants to lease a Leksell Stereotactic Gamma Unit Manufactured by Elekta Instruments, Inc., (hereinafter referred to as the "Equipment"); and

     WHEREAS, ASHS is willing to lease the Equipment which ASHS has acquired from Elekta Instruments, Inc., a Georgia corporation (hereinafter referred to as "Elekta"), to University, pursuant to the terms and conditions of this Agreement.

     NOW, therefore, in consideration of the foregoing premises and the promises contained herein, the parties hereto hereby agree as follows:

     1. Execution of LGU Agreement by and between University and Elekta. University agrees that simultaneously with the execution of this Agreement it shall execute that certain LGU Agreement with Elekta, (hereinafter referred to as the "LGU Agreement"), a copy of which is attached hereto as Exhibit A and incorporated herein by this reference. University agrees to fulfill all of its obligations under the LGU Agreement and acknowledges that ASHS is a third party beneficiary of the LGU Agreement. University shall fully indemnify and hold harmless ASHS in the event that ASHS suffers any loss, damage, claim or expense (including attorneys' fees) solely as a result of University's breach of the LGU Agreement.

     2. Delivery of the Equipment and Site preparation. ASHS shall arrange to have the Equipment delivered to University, at 505 Parnassus Avenue, San Francisco, California (the "Site") in coordination with Elekta. ASHS shall exert its best faith efforts to expedite the delivery of the Equipment in accordance with the terms and conditions of the Purchase Agreement for the Equipment by and between ASHS and Elekta. Notwithstanding the preceding sentence, it is understood and agreed that ASHS has made no representations or warranties to University concerning actual delivery dates or schedules for the Equipment at the Site. University acknowledges that it has reviewed and approved the Purchase Agreement for the Equipment by and between ASHS and Elekta. University further acknowledges that it has fully reviewed and accepts Exhibits A and E (Specification and Acceptance texts) and the Site Planning Criteria all as set forth in said Purchase Agreement for the Equipment by and between ASHS and Elekta.


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     University shall provide a safe, convenient and properly prepared Site, at its own expense, in accordance with all of the Equipment manufacturer's (Elekta's) guidelines, specifications, technical instruments and Site Planning Criteria (which Site Planning Criteria are attached hereto as Exhibit B and incorporated herein by this reference), which criteria shall include Elekta's estimated delivery schedule when and as received by ASHS, on University controlled property (The "Site") for the proper performance of Gamma Knife procedures. University shall prepare at its sole cost and expense the requisite site plans and specifications and shall submit them to Elekta and ASHS for approval. University shall obtain a User License from the Nuclear Regulatory Commission and/or appropriate state agency authorizing it to take possession of the Cobalt Supply and shall obtain such other licenses, permits, approvals, consents and authorizations, which may be required by local governmental or other regulatory agencies for the Site, its preparation, the charging of the Equipment with its Cobalt Supply, the conduct of Acceptance Tests, and the use of the Equipment all as more fully set forth in Article 2.1 of the LGU Agreement.

     3. Commencement of Term. The Term (hereinafter defined) of this Agreement shall commence upon the performance of the first paid Gamma Knife procedure at the Site (the "Commencement Date"). University shall become liable to ASHS for the payments referred to in Paragraph 6 hereinbelow upon the Commencement Date.

     4. Costs of Site Preparation; Costs of Installation. University's obligations shall include preparation of plans and specifications for the construction and preparation of the Site in such form as will result in the Site, when constructed in accordance with such plans and specifications, being in full compliance with Elekta's Site Planning Criteria. University shall at its own expense and risk, prepare, construct and make ready the Site as necessary, for the installation of the Equipment, including, but not limited to, providing any temporary and/or permanent shielding for the charging of the Equipment and its use, selecting and preparing a proper foundation for the Equipment and for such shielding and walls, as well as proper alignment of the Site and wiring. University shall prepare and be financially responsible for the positioning of the Equipment on its foundation at the Site.

     University shall also at its own expense select, purchase and install all radiation monitoring equipment and devices, safety circuits and radiation warning signs needed for the Equipment at the Site, according to all applicable federal, state and local laws, regulations, recommendations or custom.

     Upon completion of the Site, University shall warrant that the Site will be safe and suitable for its use of the Equipment. University shall fully indemnify and hold harmless ASHS from any and all loss, liability, damage, expense or claim (including attorneys' fees) which ASHS may suffer and incur and which relate to the Site and the Equipment's positioning thereon.



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       University shall be liable to ASHS for any damage to the Equipment caused by (a) defects in construction of the Site or defects in the positioning of the Equipment at the Site; (b) defects arising out of materials or parts provided, modified or designed by University with respect to the Site; or (c) negligent or intentional acts of omission or commission by University or any of its officers, agents, physicians, and employees in connection with the Site preparation or operation of the Equipment at the Site.

       University warrants that it shall utilize its best efforts to fulfill its obligations under this Paragraph 4. University further warrants that it shall on a regular basis keep ASHS informed of University's progress in fulfilling its obligations pursuant to this Paragraph 4.

       5. Term of the Equipment. ASHS agrees to provide to University the Equipment pursuant to the terms of this Agreement, for a term of five (5) years from the Commencement Date (the "Term") as described in Paragraph 3 hereinabove, unless terminated earlier as provided herein.

       6.     *

       7. Use of the Equipment. The Equipment may be used by University only at the location stated above and shall not be removed therefrom. University shall not assign or sublease the Equipment or its rights hereunder without the prior written consent of ASHS; which consent shall not be unreasonably withheld. No permitted assignment or sublease shall relieve University of any of its obligations hereunder. University shall not use nor permit the Equipment to be used in any manner nor for any purpose for which, in the opinion of Elekta or ASHS, the Equipment is not designed or reasonably suitable. University shall not permit any liens, whether voluntary or involuntary, to attach to the Equipment, without the prior written consent of ASHS. University shall have no interest in the Equipment other than the rights acquired as a lessee hereunder and the Equipment shall remain the property of ASHS regardless of the manner in which it may be installed or attached at the Site. University shall, at ASHS's request, affix to the Equipment tags, decals, or plates furnished by ASHS, indicating ASHS's ownership of the Equipment.



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       8.     Additional Covenants of University. In addition to the other covenants made by University herein, University shall at its own cost and expense:

       (a) Provide properly trained professional, technical and support personnel required for the proper performance of medical procedures utilizing the equipment.

       (b) Assume all medical and financial responsibility for the overseers' monitoring of all patients' medical condition and treatment.

       (c)    Fully comply with all of its obligations under the LGU Agreement.

       (d) Indemnify ASHS as herein provided: (i) University hereby agrees to indemnify and/or reimburse ASHS on a prompt basis for any and all damage to the Equipment (including any violations by University, its agents, officers, physicians, employees, successors and assigns of the Service Agreement described in Paragraph 16 hereof) to the extent such damages are caused by the negligent or other wrongful acts or omissions of University, its agents, officers, physicians and employees. In the event the Equipment is destroyed or rendered unusable, this indemnification shall extend up to (but not exceed) the full replacement value of the Equipment at the time of its destruction less salvage value, if any. (ii) University hereby further agrees to indemnify and hold ASHS, its agents, officers, employees, successors and assigns, harmless from and against any and all claims, liabilities, obligations, losses, damages, injuries, penalties, actions, claims, costs and expenses (including attorneys' fees) for all events and/or occurrences described in Article 7.3 of the LGU Agreement to the same extent that University agrees to indemnify Elekta thereunder. University further agrees to fully indemnify and hold harmless ASHS for any loss, damage, claim, or expense (including attorneys' fee) ASHS may suffer or incur as a result of University's breach of the LGU Agreement.

       9. Additional Covenants, Representations and Warranties of ASHS. In addition to the other covenants, representations and warranties, made by the ASHS in this Agreement:

       (a) ASHS represents and warrants that ASHS has full power and authority to enter into this Agreement, and that this Agreement does not and will not violate any agreement, contract or instrument binding upon ASHS.

       (b) ASHS represents and warrants to University that, upon delivery of the Equipment to University, ASHS shall use its best faith efforts to require that Elekta meets its contractual



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obligations to ASHS and assists University in putting the Equipment, as soon as possible, into good, safe and serviceable condition and fit for its intended use in accordance with the manufacturer's specifications, guidelines and field modification instructions.

          (c) ASHS shall notify the manufacturer of the Equipment that all repair and maintenance work to be performed on the Equipment in accordance with the Service Agreement described in Paragraph 16, hereof shall be performed at the direct request of University.

          (d) ASHS represents and warrants that throughout the term of this Agreement, University shall enjoy the use of the Equipment, free of the rights of any other persons except for those rights reserved by or granted to Elekta under the LGU Agreement or under Elekta's Purchase Agreement with ASHS.

          (e) ASHS shall maintain in full force and effect the Service Agreement referenced in Paragraph 16 hereof. With respect to such Service Agreement, University warrants that it will not knowingly allow or cause any acts by its agents, officers, employees, and physicians which will jeopardize ASHS's rights under said Service Agreement.

           10. Ownership/Title. It is expressly understood that University shall acquire no right, title or interest in or to the Equipment, other than the right to the possession and use of the same in accordance with the terms of this Agreement.

               ASHS may at its sole discretion finance the Equipment. Financing may be in the form of an installment loan or a capitalized lease or other commercially available debt instrument. Should ASHS finance the Equipment through an installment loan, ASHS shall be required to provide the Equipment as collateral against the loan. Should ASHS finance the Equipment through a capitalized lease title shall vest with the lessor. ASHS shall, however, structure the capitalized lease such that it can fulfill its obligations to University pursuant to Paragraph 14 hereunder.

          11. Cost of Use of the Equipment. Except as is otherwise provided herein, University shall bear the entire cost of using the Equipment during the Term of this Agreement. This shall include, but not be limited to, providing properly trained professional, technical and support personnel to properly operate the Equipment. University shall be fully responsible and liable for all acts and/or omissions of such professional, technical and support personnel.

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          12. Taxes. ASHS shall pay any personal property taxes levied against the Equipment and any other taxes or governmental fees or assessments, however denoted, whether of the federal government, any state government or any local government, levied or based on this Agreement or the use of the Equipment except for those taxes, if any, pertaining to the gross income or gross receipts of University.

          13. Maintenance and Inspections. ASHS agrees to exercise due and proper care in the maintenance of the Equipment and to keep the Equipment in a good state of repair, reasonable wear and tear excepted, by entering into the Service Agreement described in paragraph 16 hereof. University shall be liable to ASHS for all damage to the Equipment caused by the misuse, negligence, improper use or other intentional or negligent acts or omissions of University's employees, officers, agents, and physicians.

               ASHS (and Elekta) shall have the right of access to the Equipment for the purpose of inspecting same at all reasonable times and upon reasonable notice and with a minimum of interference to University's operations. In the event the Equipment is improperly used by University or its employees, agents, officers, and physicians, ASHS may service or repair the same as needed and such expense shall be paid by University, unless the repair is covered by the Service Agreement described in Paragraph 16 hereof.

          Any work so performed by or in the service or maintenance of the Equipment as a result of University's failure or neglect to do so shall not deprive ASHS of any of its rights, remedies or actions against University for damages caused by such failure or neglect.

          14.  Options to Extend Agreement.

               (a) University shall have the option at the end of the five (5) year initial Term to:

                    (i) Purchase the Gamma Knife for the sum of One Dollar ($1.00) if at least one thousand (1,000) paid procedures have been performed during the five (5) year initial Term.

                    (ii) If after the five (5) year initial Term, less than one thousand (1,000) paid procedures have been performed, the University may purchase the Gamma Knife at the end of the five (5) year initial Term based upon the difference in the number of procedures actually performed and the one thousand (1,000) case base for the One Dollar ($1.00) buy-out. At the time of negotiation, University will pay ASHS for its unfunded portion of the Equipment and would negotiate the inclusion of unfunded operating expenses directly related to the operation and maintenance of the Equipment. An example of how this would be calculated is shown in Exhibit C which is attached hereto and incorporated herein by this reference.

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                (iii) Terminate this Agreement. If University terminates this
Agreement and does not purchase the Gamma Knife, ASHS shall remove the Gamma Knife within an agreed upon period of time after the expiration of the five (5) year initial Term.

                (iv) Renegotiate this Agreement for a specified renewal term taking into account the first five (5) years of activity of the Equipment at the Site.

                University shall exercise one (1) of the four (4) options referred to above, by mailing and irrevocable written notice thereof to ASHS at 444 Market Street, Suite 2420, San Francisco, California, 94111, by registered mail, postmarked on or before the end of the fourth (4th) year of the five (5) year initial Term of this Agreement. Any such notice shall be sufficient if it states in substance that University elects to exercise its option and states which of the four (4) options referred to above University is exercising. In the event that option (i) is elected on a timely basis by University and at such time less than 1,000 paid procedures have been performed on the equipment then, University shall simultaneously elect either option (ii) or (iv) which will come into effect if 1,000 paid procedures have not been performed upon expiration of the five (5) year initial term.

                In the event University chooses to exercise either option (i) or (ii) of the options listed above, the following terms shall apply to the transaction:

                The "Closing Date" shall be the first (1st) business day sixty
(60) months after the Commencement Date. The closing Date may be extended by mutual agreement of the parties.

                On or before the Closing Date, University shall deliver to ASHS cash funds in the amount of the purchase price.

                On or before the Closing Date, ASHS shall deliver to University four (4) duplicate original copies of a bill of sale duly executed and acknowledged by University and the legal owner of the Equipment, which bills of sale shall warrant and defend University from and against any and all liens, encumbrances, security interests for claims of third parties, and shall be in a form reasonably satisfactory to counsel for University.

        15. Right of First Refusal. If, at any time during the five (5) year initial Term of this Agreement, ASHS receives an offer in writing to purchase ASHS's interest in the Equipment or any part thereof, which offer ASHS wishes to accept, ASHS shall first notify University in writing of ASHS's intention to accept said offer. The terms and conditions of the original offer must apply.


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                University shall have the right, within sixty (60) days after receipt of ASHS's written notification, to accept the terms of said offer in its own name. If University shall not so elect within said sixty (60) day period, ASHS may then sell the Equipment within sixty (60) days to the offeror, provided that said sale shall be the same terms and conditions as set forth in the proposed offer sent to University; and provided, further, that such sale shall be subject to the terms and provisions of this Agreement.

                In the event ASHS does not sell the Equipment within the sixty
(60) day period to the original offeror, ASHS shall not sell the Equipment until ASHS provides University with another right of first refusal pursuant to the terms of this Paragraph 15.

                If University does not exercise its right of first refusal, then any such sale shall be subject to the terms and conditions of this Agreement, and the purchaser of the Equipment shall assume and agree to be bound by all of the terms and provisions of this Agreement; provided, further, that ASHS shall not be relieved from liability incurred before the sale hereunder by reason of any such sale of the Equipment.

        16. Service Agreement. ASHS warrants that it shall simultaneously with the execution of this Agreement enter into a Service Agreement with Elekta (the "Service Agreement") a copy of which is attached hereto as Exhibit D and incorporated herein by this reference.

        17. No Warrants by ASHS. University warrants that as of the Commencement Date, it shall have (a) thoroughly inspected the Equipment; (b) determined for itself that all items of the Equipment are of a size, design, capacity and manufacture selected by it; and (c) satisfied itself that the Equipment is suitable for University's purposes. ASHS SUPPLIES THE EQUIPMENT "AS IS" AND NOT BEING THE MANUFACTURER OF THE EQUIPMENT OR THE MANUFACTURER'S AGENT, MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESSED OR IMPLIED, AS TO THE EQUIPMENT'S MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DESIGN, CONDITION, DURABILITY, CAPACITY, MATERIAL OR WORKMANSHIP OR AS TO PATENT INFRINGEMENT OR THE LIKE, it being agreed that all such risks as between ASHS and University, shall be borne by University. University agrees to look solely to the manufacturer (Elekta) or to suppliers of the equipment (and its software) for any and all warranty claims. Any and all warranties made by Elekta will be in its good faith best efforts enforced by ASHS on behalf of University during the five (5) year initial Term hereof. University agrees that ASHS shall not be responsible for the delivery, installation, or operation of the Equipment or for any delay or inadequacy of any or all of the foregoing. ASHS shall not be responsible for any direct or indirect consequential loss or damage resulting from the installation, operation or use of the Equipment or otherwise. University ex

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pressly waives any right to hold ASHS liable hereunder for any claims, demands and liabilities arising out of or in connection with the design, manufacture, possession or operation of the Equipment.

     18. Events of Default and Remedies. The occurrence of any one of the following shall constitute an Event of Default hereunder:

          (a) University fails to pay any installment of semi-monthly procedure payments when due when such default continues for a period of thirty
(30) days after notice thereof from ASHS or its assignee is given to University;

          (b) University attempts to remove, sell, transfer, encumber, sublet or part with possession of the Equipment or any items thereof, except as expressly permitted herein;

          (c) University shall fail to observe or perform any of the other obligations required to be observed or performed by University hereunder and such failure shall continue uncured for twenty (20) days after written notice thereof to University by ASHS;

          (d) University ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting the material allegations of a petition filed against it in any such proceeding, consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of it or of all or any substantial part of its assets or properties, or if it or its shareholders shall take any action looking to its dissolution or liquidation.

          (e) Within sixty (60) days after the commencement of any proceedings against University seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceedings shall not have been dismissed, or if within thirty (30) days after the appointment without University's consent or acquiescence of any trustee, receiver or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not be vacated.

          Upon the occurrence of an Event of Default, ASHS may at its option do any or all of the following: (i) by notice to University, terminate this Agreement as to the Equipment in default; (ii) whether or not this Agreement is terminated, take possession of any or all of the Equipment in default, wherever situated, and for such purpose, enter upon the site without liability for so doing or ASHS may cause University and University hereby


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agrees, to return the Equipment to ASHS at University's sole cost and expense;
(iii) recover from, as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to the present value of the then unfunded costs of ASHS calculated in accordance with the formula set forth in Exhibit C discounted at the rate of nine percent (9%), which payment shall become immediately due and payable; (iv) sell, dispose of, hold, use or lease the Equipment in default, as ASHS in its sole discretion may determine (and ASHS shall not be obligated to give preference to the sale, lease or other disposition of the Equipment over the sale, lease or other disposition of similar Equipment owned or leased by
ASHS). In any event, University shall, without further demand, pay to ASHS an amount equal to all sums due and payable for all periods up to and including the date on which ASHS has declared this Agreement to be in default.

          In the event that University shall have paid to ASHS the liquidated damages referred to in (iii) above, ASHS hereby agrees to pay to University promptly after receipt thereof, all rentals or proceeds received from the reletting or sale of the Equipment during the balance of the five (5) year initial Term (after deduction of all expenses incurred by ASHS; said amount never to exceed the amount of the liquidated damages paid by University). University agrees that ASHS shall have no obligation to sell the Equipment. University shall in any event remain fully liable for reasonable damages as provided by law for all costs and expenses incurred by ASHS on account of such default, including but not limited to, all court costs and reasonable attorneys' fees. University hereby agrees that, in any event, it shall be liable for any deficiency after any sale, lease or other disposition of the Equipment by ASHS. The rights afforded ASHS hereunder shall not be deemed to be exclusive, but shall be in addition to any other rights or remedies provided by law.

     19.  Insurance.

          (a) During the five (5) year initial Term of this Agreement (and any successive terms) ASHS shall, at its own cost and expense, keep in effect an all risk and hazard insurance policy covering the Equipment. The all risk and hazard insurance policy shall be for an amount not less than the replacement cost of the Equipment. During the five (5) year initial Term of this Agreement, University shall, at its own cost and expense keep in effect public liability and professional liability insurance policies or self insurance concerning the operation of the Equipment by University. Said policies shall be in the amounts of not less than $1,000,000 per occurrence and $5,000,000 in aggregate per year. University and ASHS, their successors and assigns, shall be named as additional insureds and/or loss payees on the insurance policies maintained hereunder by the other party. Evidence of such insurance coverages shall be furnished by both parties to the other party upon written request, by no later than the Commencement Date.

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                (b)  If the Equipment is rendered unusable as a result of any physical damage to, or destruction of, the Equipment, University shall give to ASHS immediate notice. ASHS shall determine, within thirty (30) days after the date of occurrence of such damage or destruction, whether the Equipment can be repaired. In the event ASHS determines that the Equipment cannot be repaired, ASHS at its sole cost and expense shall promptly replace the Equipment. This Agreement shall continue in full force and effect as though such damage or destruction had not occurred. In the case of such occurrence specified in paragraph 19(b), this Agreement shall be extended by the time lost to such delay. In the event ASHS determines that the Equipment can be repaired, ASHS shall cause the Equipment to be promptly repaired. All proceeds of insurance received by ASHS under said policy shall be applied towards the cost of any such repair or replacement of the Equipment.

                20. Notices. Any notices required under this Agreement how shall be sent in writing and shall be deemed to have been duly given if delivered by hand or mailed by certified or registered mail to the following addresses:

                To ASHS:        E. A. Bates, M.D., C.E.O.
                                444 Market Street, Suite 2420
                                San Francisco, CA  94111

                To University:  William B. Kerr, Director
                                Medical Center at the University
                                of California, San Francisco
                                505 Parnassus Avenue
                                San Francisco, CA  94143-0208

Or to such other addresses as either party may specify for the reception of notice from time to time in writing to the other party. Any such notice shall be effective only when actually received by the party to whom addressed.

                21. Integration/Supersedure. This Agreement and those University of California terms and conditions of equipment lease (Appendix F, Rev 9/86) contains the full and entire Agreement between the parties hereto, and no oral or written understanding is of any force or effect whatsoever unless expressly contained in a writing executed subsequent to the date of this Agreement. To the extent of any inconsistencies between the terms and conditions of this Agreement and the provisions of Appendix F, the terms and conditions of this Agreement shall supersede those contained on Appendix F. It is understood that paragraph one of ARTICLE 5 - TERMINATION in Appendix F - is not applicable as these University lease payments are not dependent upon a funding agency.



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     22.  WAIVERS. To the extent that ASHS fails or chooses not to pursue any of its remedies under this Agreement or pursuant to applicable law, such shall not prejudice ASHS's a rights to pursue any of those remedies at any future time and shall not constitute a waiver of ASHS's rights.

     23. ASSIGNMENTS. This Agreement is binding on and shall inure to the benefit of the heirs, executors, administrators, successors or assigns of the respective parties hereto, except that neither party may assign its rights or obligations under this Agreement without the express written consent of the other (which consent shall not be unreasonably withheld).

     24. AMENDMENTS. This Agreement shall not be amended or altered in any manner unless such amendment or alteration is in a writing signed by both parties.

     25. RECORD-KEEPING REQUIREMENTS. To the extent required by the regulations promulgated by the Health Care Financing Administration pursuant to Section 952 of the Omnibus Reconciliation Act of 1980, ASHS shall:

          (a) Until the expiration of four (4) years following the furnishing of services pursuant to this Agreement, ASHS agrees to make available upon written request of the Secretary of Health and Human Services or the U.S. Comptroller General or any of their duly authorized representative, this Agreement, any books, documents and records necessary to verify the nature and extent of costs incurred by University by reason of the activities of ASHS under this Agreement; and

          (b) If ASHS elects to delegate any of its duties under this Agreement (which have a cost or value of Ten Thousands Dollars ($10,000.00) or more over a twelve (12) month period) to a related organization, ASHS may do so only through a subcontractor which is consented to, by University, it being understood that, inasmuch as University is entering into this Agreement in reliance on ASHS's reputation and expertise, that University shall be the sole judge of the reputation and expertise of the proposed delegee, and only through a subcontractor which provides that, until the expiration of four (4) years following the furnishing of services under such subcontract, the related organization shall make available, on request of the Secretary of Health and Human Services of the U.S. Comptroller General or any of their authorized representatives, the subcontract and books, documents and records of the nature and extent of costs incurred by University by reason of activities of such related organization under such subcontract. No delegation by ASHS of its duties hereunder shall relieve ASHS from liability hereunder.



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          26.  Miscellaneous Provisions.

               (a) The invalidity of unenforceability of any portion or provision of this Agreement shall not effect the validity or enforceability of any other portion, nor shall either party's implied or express consent to the breach or waiver of any provision of this Agreement constitute a waiver of such provision as to any subsequent breach.

               (b) In the event of any claim or controversy arising hereunder, the prevailing party in such claim or controversy shall be entitled to a reasonable attorneys' fee in addition to whatever other relief said party would be otherwise entitled.

               (c) Force Majeure. Failure to perform by either party will be excused in the event of any delay or inability to perform its duties under this Agreement directly or indirectly caused by conditions beyond its reasonable control including without limitation, fires, floods, earthquakes, snow, ice, disasters, Acts of God, accidents, riots, wars, operation of law, strikes, governmental action or regulations, shortages of labor, fuel, power, materials, manufacturer delays or transportation problems. In the event of any such delays, this Agreement shall be extended by the time lost to such delay.



          IN WITNESS WHEREOF, the parties have signed this Agreement on the day and year first above written.


THE REGENTS OF THE                             AMERICAN SHARED HOSPITAL
UNIVERSITY OF CALIFORNIA                        SERVICES, INC.



By   /s/  DIANA HOPPER                          By /s/ ERNEST A. BATES
  ---------------------------------               --------------------------
                                                  Ernest A. Bates, M.D.
                                                  Chairman and
                                                  Chief Executive Officer





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
                                   EXHIBIT C

     If the number of procedures performed on the Gamma Knife in year one was 150 and if this procedure load grew at a constant rate of five percent (5%) per year over the next five years, the total procedures performed in the five year period would be 827 or 173 short of the 1,000 buy-out minimum. In this example the cost to UCSF to purchase the machine would be calculated based on negotiation as follows:

     1. The unfunded portion of the equipment would be the difference between the total cost of the equipment (defined as purchase price plus interest expense) and the amount of the equipment funded by the 827 cases. If the purchase price of the machine were $2,900,000 and the interest expense was based on 14% over five (5) years, the cost of the machine would be $4,048,828. For 1,000 procedures the unit cost of the equipment per procedure would be $4,049. From this base amount the number of procedures performed times the unit cost of the procedure (827 x $4,049) would equal $3,348,523. This amount would be subtracted from the total cost of the machine for a buy-out price of $700,305 for the machine portion only.

     2. The inclusion of unfunded operating expenses directly related to the operation and maintenance of the Equipment would be negotiated and then the same formula as outlined above would be applied to determine the cost of the operating expenses to be included in the buy-out. This would be added to the cost of the machine for a total purchaser price.



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